POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Dana L. Armour, John J. Hedrick, Cullen O. Small and Rachel A. Spearo, and each of them, his true and lawful attorney-in-fact as agent with full power of substitution and resubstitution for him in his name, place, and stead, to sign any and all registration statements applicable to Series Portfolios Trust and any amendment or supplement thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 26th day of April, 2019.

/s/Koji Felton
Koji Felton, Trustee

/s/Daniel B. Willey
Daniel B. Willey, Trustee

/s/Debra McGinty-Poteet
Debra McGinty-Poteet, Trustee

/s/Dana L. Armour
Dana L. Armour, Trustee

/s/John J. Hedrick
John J. Hedrick, President and
Principal Executive Officer

/s/Cullen O. Small
Cullen O. Small, Treasurer and
Principal Financial Officer